Exhibit 99.1

NEWS RELEASE

HEALTHWAYS, INC. ANNOUNCES PRICING OF $125 MILLION OF 1.50% CASH CONVERTIBLE SENIOR NOTES

NASHVILLE, Tenn. – (July 2, 2013) – Healthways, Inc. (NASDAQ: HWAY) (the "Company") today announced that it has priced and agreed to sell to initial purchasers in a private offering $125 million aggregate principal amount of cash convertible senior notes due 2018. The Company also granted the initial purchasers of the notes an option to purchase up to an additional $25 million aggregate principal amount of the notes. The notes are being offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act").

The notes are unsecured senior obligations of the Company and bear interest at a rate of 1.50% per annum, payable semi-annually on January 1 and July 1 of each year. The notes will mature on July 1, 2018, unless earlier repurchased or converted into cash in accordance with their terms prior to such date. The notes will be convertible at the option of holders only in certain circumstances and solely into cash. The notes will not be convertible into the Company's common stock or any other security under any circumstances. The Company will not have the right to redeem the notes prior to maturity. The conversion rate for the notes will initially be 51.3769 shares of common stock per $1,000 principal amount, which is equivalent to an initial conversion price of approximately $19.46 per share of common stock. The initial conversion price of the notes represents a premium of approximately 20% to the $16.22 per share last reported sale price of the Company's common stock on July 1, 2013. The offering of the notes is expected to close on July 8, 2013, subject to customary closing conditions.

In connection with the pricing of the notes, the Company entered into privately negotiated cash convertible note hedge transactions with one or more of the initial purchasers of the notes or their respective affiliates (the "option counterparties"). The cash convertible note hedge transactions are expected to offset cash payments due upon conversion of the notes in excess of the principal amount thereof. The Company also entered into privately negotiated warrant transactions with the option counterparties, which could have a dilutive effect to the extent that the price of the Company's common stock exceeds the applicable strike price of the warrants. If the initial purchasers exercise their option to purchase additional notes, the Company may increase the size of the cash convertible note hedge transactions and enter into additional warrant transactions.

In connection with establishing their initial hedge of the cash convertible note hedge and warrant transactions, the option counterparties have advised the Company that they or their affiliates expect to enter into various derivative transactions with respect to the Company's common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company's common stock or the notes at that time. In addition, the option counterparties have advised the Company that they or their affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company's common stock and/or purchasing or selling the Company's common stock or other securities of the Company in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could also cause or avoid an increase or a decrease in the market price of the Company's common stock or the notes.

The Company estimates that the net proceeds from the offering will be approximately $119.7 million (or approximately $143.9 million if the initial purchasers exercise their option to purchase additional notes in
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Healthways, Inc. Announces Pricing of $125 Million of 1.50% Cash Convertible Senior Notes

July 2, 2013

full), after deducting the initial purchasers' discounts and commissions and the estimated offering expenses payable by the Company.

The Company intends to use the net proceeds from the notes offering to (1) pay the costs of the cash convertible note hedge transactions described above (after such costs are partially offset by the proceeds to the Company from the warrant transactions described above) and (2) reduce the outstanding indebtedness under the Company's credit agreement. The Company intends to use the net proceeds from any sale of additional notes to the initial purchasers to (1) pay the costs of any increase in the size of the cash convertible note hedge transactions described above (after such costs are partially offset by the proceeds to the Company from the additional warrant transactions described above) and (2) further reduce the outstanding indebtedness under the Company's credit agreement and/or for general corporate purposes, including opportunistic strategic acquisition of, investments in, or partnerships with, other businesses or capabilities that the Company believes will complement its current business and expansion strategies.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities. The notes have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The notes are being offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

About Healthways

Healthways (NASDAQ: HWAY) is the largest independent global provider of well-being improvement solutions. Dedicated to creating a healthier world one person at a time, the Company uses the science of behavior change to produce and measure positive change in well-being for our customers, which include employers, integrated health systems, hospitals, physicians, health plans, communities and government entities. We provide highly specific and personalized support for each individual and their team of experts to optimize each participant's health and productivity and to reduce health-related costs. Results are achieved by addressing longitudinal health risks and care needs of everyone in a given population. The Company has scaled its proprietary technology infrastructure and delivery capabilities developed over 30 years and now serves approximately 45 million people on four continents.

Forward-Looking Statements

This press release contains forward-looking statements as defined under United States federal securities laws. These statements reflect management's current knowledge, assumptions, beliefs, estimates and expectations and involve a number of risks and uncertainties.  Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, without limitation, all statements regarding our future earnings and results of operations, and can be identified by the use of words like "may," "believe," "will," "expect," "project," "estimate," "anticipate," "plan," or "continue" and similar expressions.  Such statements are made as of the date of this press release and we undertake no obligation to update such statements after this date. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary from those in the forward-looking statements as a result of various factors, including, without limitation, whether or not the Company will consummate the offering, the anticipated use of proceeds of the offering, whether the cash convertible note hedge transaction and the warrant transactions (including the additional cash convertible note hedge transactions and the additional warrant transactions that the Company may enter into if the initial purchasers exercise their option to purchase additional notes) will become effective, and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports

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Healthways, Inc. Announces Pricing of $125 Million of 1.50% Cash Convertible Senior Notes

July 2, 2013

filed with the Securities and Exchange Commission ("SEC"), including, without limitation, the risk factors detailed in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.  Readers should carefully review the risks and uncertainties disclosed in the Company's reports with the SEC, including, without limitation, those detailed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year-ended December 31, 2012, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time. This information should also be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto contained in the Company's Annual Report on Form 10-K for the year-ended December 31, 2012, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time.

Contact:
Chip Wochomurka, (615) 614-4493
Investor Relations
chip.wochomurka@healthways.com

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